Exhibit (h) 3.1

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company Equity I Fund (the “Fund”)
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity I Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company Equity II Fund (the “Fund”)
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity II Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company Fixed Income I Fund
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Fixed Income I Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company Fixed Income III Fund
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Fixed Income III Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company International Fund
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the International Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Company Equity Q Fund
Administrative Fee Waiver

Dear Mark:

Russell Fund Services Company (“RFSC”), as administrator to Russell Investment Company (“RIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity Q Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the RIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Waiver of Fees of Russell Investment Company (“RIC”) Funds of Funds

Dear Mark:

The Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy, Tax-Managed Global Equity, 2010 Strategy, 2020 Strategy, 2030 Strategy and 2040 Strategy Funds are referred to herein as the “Funds”.

Russell Fund Services Company (“RFSC”) agrees to waive all transfer agency and service fees to be paid by the Funds at least through February 29, 2008. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Reimbursement of Certain Direct Expenses of Russell Investment Company (“RIC”) Funds of Funds

Dear Mark:

The Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy, Tax-Managed Global Equity, 2010 Strategy, 2020 Strategy, 2030 Strategy and 2040 Strategy Funds are referred to herein as the “Funds”.

Russell Fund Services Company (“RFSC”), in its capacity as transfer agent for RIC, agrees to reimburse the Funds, at least through February 29, 2008, for all Expenses paid by the Funds. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

“Expenses” include all fees and expenses of the Funds due to RFSC, as administrator, State Street Bank and Trust Company or any other person under RIC’s Custodian Contract, Administrative Agreement, Distribution Agreement (each of the foregoing as may be amended from time to time) or agreements or arrangements with third parties for recordkeeping and other administrative services, as well as any other amounts due persons as a result of the Funds’ operations under any other agreement or otherwise excluding transfer and dividend disbursing agency fees (which are waived by RFSC pursuant to a separate letter agreement) and non-recurring and extraordinary expenses.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer